Exhibit 10.8

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO SCRIBE THERAPEUTICS INC. IF PUBLICLY DISCLOSED.

UNIVERSITY OF CALIFORNIA, BERKELEY

OFFICE OF TECHNOLOGY LICENSING

AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT

BETWEEN

SCRIBE THERAPEUTICS INC.

AND

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

FOR

“RNA-GUIDED NUCLEIC ACID MODIFYING ENZYMES AND METHODS OF USE THEREOF (“CASX”)”

AND

“RNA-GUIDED NUCLEIC ACID MODIFYING ENZYMES AND METHODS OF USE THEREOF (“CASY”)

UC Case Nos.: BK-2017-016 & 2017-017, BK-2018-215 and BK-2019-011

Exhibit 10.8

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT,

MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND

WOULD LIKELY CAUSE COMPETITIVE HARM TO SCRIBE THERAPEUTICS INC.

IF PUBLICLY DISCLOSED.

UNIVERSITY	OF CALIFORNIA, BERKELEY

OFFICE	OF TECHNOLOGY LICENSING

AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT FOR

“RNA-GUIDED NUCLEIC ACID MODIFYING ENZYMES AND METHODS OF USE THEREOF (“CASX”)”

AND

“RNA-GUIDED NUCLEIC ACID MODIFYING ENZYMES AND METHODS OF USE THEREOF (“CASY”)

UC Case Nos.: BK-2017-016 & 2017-017, BK-2018-215 and BK-2019-011

This Amended and Restated Exclusive License Agreement (“AGREEMENT”) is effective September 24, 2020 (“Amended and Restated Exclusive License Agreement Effective Date”), by and between REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation, whose legal address is 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through its Office of Technology Licensing, at the University of California, Berkeley, 2150 Shattuck Avenue, Suite 510, Berkeley, CA 94704-1366 (“REGENTS”) and Scribe Therapeutics Inc., a Delaware corporation having a place of business at 1150 Marina Village Parkway, Alameda, CA 94501 (“LICENSEE”). The parties agree as follows:

1.	BACKGROUND

1.1

REGENTS has assignments to the following (collectively referred to as “INVENTIONS”): “RNA-Guided Nucleic Acid Modifying Enzymes and Methods of Use Thereof” [*] (CasX family) and “RNA-Guided Nucleic Acid Modifying Enzymes and Methods of Use Thereof” (CasY family), [*], and to the patents and patent applications under REGENTS’ PATENT RIGHTS, as defined below, which are directed to the INVENTIONS. The INVENTIONS were made at the University of California, Berkeley, by Dr. Jennifer Doudna, an employee of the Howard Hughes Medical Institute (“HHMI”) and a member of the faculty of the University of California, Berkeley (“UC Berkeley”), and by others at the University of California, Berkeley.

1.2

HHMI assigned its rights in the INVENTIONS to REGENTS under the terms of the interinstitutional agreement with HHMI having UC Control No. 2014-18-0117 (“HHMI Interinstitutional Agreement”), and accordingly, REGENTS has the authority to license the entire interest in the INVENTIONS and any patent rights claiming them.

1.3

Under the terms of the HHMI Interinstitutional Agreement, HHMI has reserved a fully paid-up, non-exclusive, irrevocable, worldwide license to exercise any intellectual property rights with respect to such INVENTIONS for research purposes, with the right to sublicense to non-profit and government entities, but with no other rights to assign or sublicense (“Research Use License”).

1.4

LICENSEE entered into an Option Agreement with REGENTS effective February 6, 2018, for the purpose of evaluating the INVENTIONS and granting LICENSEE an exclusive right to negotiate an exclusive license in REGENTS’ PATENT RIGHTS to the INVENTIONS, which Option Agreement covers LICENSEE’s commitment to reimburse REGENTS’ a pro-rata share of patent costs during the period of good-faith negotiation for an exclusive license.

1.5	LICENSEE has provided REGENTS with a commercialization plan for the INVENTIONS and business strategy in order to evaluate its capabilities as a LICENSEE.

1.6

The development of the INVENTIONS was sponsored in part by various grants by U.S. Government agencies, and as a consequence, REGENTS elected to retain title to the INVENTION subject to the rights of the U.S. Government under 35 U.S.C. 200-212 and implementing regulations, including that REGENTS, in turn, has granted back to the U.S. Government a non-exclusive, non-transferable irrevocable, paid-up license to practice or have practiced the INVENTIONS for or on behalf of the U.S. Government throughout the world. The U.S. Government grants are National Science Foundation Contract No. 1244557 and the Department of Energy Contract No. DE-AC02-05CH11231.

1.7	REGENTS and LICENSEE wish to have the INVENTIONS perfected and marketed as soon as possible so that products resulting therefrom may be available for public use and benefit.

1.8

LICENSEE wishes to acquire a license under REGENTS’ PATENT RIGHTS for the purpose of undertaking development and to manufacture, use, SELL, offer for SALE and import LICENSED PRODUCTS as defined below.

1.9

The parties entered into an exclusive license agreement with an effective date of September 25, 2018, pursuant to which REGENTS granted LICENSEE an exclusive license under the REGENTS’ PATENT RIGHTS (the “Original Agreement”) and the parties now wish to amend and restate the Original Agreement for the purposes of modifying certain provisions of the Original Agreement.

2.	DEFINITIONS

2.1

“AFFILIATE” of LICENSEE means any entity that, directly or indirectly, CONTROLS LICENSEE, is CONTROLLED by LICENSEE, or is under common CONTROL with LICENSEE. “CONTROL” means (i) having the actual, present capacity to elect a majority of the directors of such AFFILIATE, (ii) having the power to direct at least fifty percent (50%) of the voting rights entitled to elect directors, or (iii) in any country where the local law will not permit foreign equity participation of a majority, ownership or CONTROL, directly or indirectly, of the maximum percentage of such outstanding stock or voting rights permitted by local law.

2.2

“CASX LICENSED PRODUCT” means, in respect of any LICENSED PRODUCTS, LICENSED SERVICES, or LICENSED METHOD, such a product, service or method covered by a VALID CLAIM of at least one REGENTS’ PATENT RIGHT described in subparagraph 2.19(a) (or subparagraph 2.19(c) in relation to (a)), subparagraph 2.19(e) (or subparagraph (f) in relation to (e), and subparagraph (g) (or subparagraph (h) in relation to (g).

2.3

“CASY LICENSED PRODUCT” means, in respect of any LICENSED PRODUCTS, LICENSED SERVICES, or LICENSED METHOD, such a product, service or method covered by a VALID CLAIM of at least one REGENTS’ PATENT RIGHT described in Paragraph 2.19(b) (or subparagraph 2.19(d) in relation to (b)).

2.4

“COMBINATION PRODUCT” means any product which is a LICENSED PRODUCT (as defined below) and contains other products or product components (each, a “COMPONENT”) that is not an excipient, diluent, adjuvant, buffer and the like and:

(i) such COMPONENT is not itself a LICENSED PRODUCT;

(ii) the sale, use or import of such COMPONENT by itself does not contribute to or induce the infringement of REGENTS’ PATENT RIGHTS; (iii) is sold separately by LICENSEE or its SUBLICENSEES (as defined below); and (iv) enhances the market value of the final LICENSED PRODUCTS sold, used or imported by LICENSEE or its SUBLICENSEE

2.5

“COMMERCIALLY REASONABLE EFFORTS” means, with respect to the efforts to be expended by a SUBLICENSEE and/or their respective AFFILIATES with respect to any development objective, activity, or goal related to a LICENSED PRODUCT and/or LICENSED SERVICE, [*]. COMMERCIALLY REASONABLE EFFORTS will be determined [*].

2.6

“DEEMED LIQUIDATION EVENT” means the earlier to occur of the following unless the REGENTS elect otherwise, at its sole discretion, by written notice sent to the LICENSEE at least [*] prior to the effective date of any such event: (a) a merger or consolidation in which (i) the LICENSEE is a constituent party or (ii) a subsidiary of the LICENSEE is a constituent party and the LICENSEE issues shares of its capital stock pursuant to such merger or consolidation, except in each the case of (i) and (ii) any such merger or consolidation involving the LICENSEE or a subsidiary in which the shares of capital stock of the LICENSEE outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the LICENSEE or any subsidiary of the LICENSEE of all or substantially all the assets of the LICENSEE and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the LICENSEE if substantially all of the assets of the LICENSEE and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the LICENSEE or (c) the purchase by a person from the security holders of the LICENSEE of shares of capital stock of the LICENSEE representing 50% or more of the voting stock of the LICENSEE.

2.7

“EXCLUSIVE LICENSED FIELD OF USE” means the treatment and prevention of human diseases, excluding the treatment and prevention of human infectious viral diseases and excluding diagnostic applications. For clarity, independent of the license granted in this AGREEMENT, nothing in this AGREEMENT prevents LICENSEE from developing and commercializing products, methods and services (that are not LICENSED PRODUCTS, LICENSED METHODS, OR LICENSED SERVICES) in the field of companion diagnostics for use with the LICENSED PRODUCTS.

2.8

“FIRST QUALIFIED ROUND” means the earlier of (a) the LICENSEE’s actual receipt of cumulative cash funding in the amount of [*] in the aggregate from equity financing (excluding convertible debt financing) from third party investors and consummated with the principle purpose of raising capital (a “FINANCING”); or (b) at the REGENT’S sole discretion such time as of immediately prior to (i) the consummation of a DEEMED LIQUIDATION EVENT or (ii) closing of the LICENSEE’s first firm commitment underwritten initial public offering of common stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, or similar filing in a foreign market.

2.9	“FOUNDERS STOCK” means those shares granted to the original founders of the LICENSEE.

2.10

“FULLY-DILUTED BASIS” shall mean the total number of shares of the LICENSEE’s stock on an as converted to common stock basis, and shall be calculated to include all: (a) outstanding shares of common stock; (b) outstanding securities convertible into or exchangeable for common stock, whether or not then convertible or exchangeable, including without limitation shares of preferred stock, convertible debt or notes, subscriptions, rights, options and warrants to purchase shares of common stock from the LICENSEE, whether or not then exercisable, and shall assume the issuance or grant of all securities reserved for issuance pursuant to any LICENSEE stock or stock option plan in effect on the date of the calculation (as well as the full amount of any stock or stock option plan increases to occur in connection with any FIRST QUALIFIED ROUND, provided that any such increase occurs prior to, or concurrently with, the closing of the FIRST QUALIFIED ROUND) (collectively, “Convertible Securities”); and (c) securities convertible into or exchangeable or exercisable for Convertible Securities and any such underlying Convertible Securities.

2.11	“HUMANITARIAN PURPOSES” means:

(a)

the use of LICENSED PRODUCTS and LICENSED SERVICES for research and development purposes by any nonprofit organization or other third party, anywhere in the world that has the express purpose of developing the LICENSED PRODUCTS or LICENSED SERVICES for use solely for protection from, treatment of, or diagnosis of Neglected Diseases in a Low- or Middle-income country as that term is defined by the World Bank, but excluding China, India, Mexico, Argentina or Brazil (hereinafter “LMI COUNTRY(IES)”); and

(b)	SALE of LICENSED PRODUCTS and LICENSED SERVICES in LMI COUNTRIES at or below the cost of manufacture and distribution.

2.12

“LICENSED METHOD” means any process or method the use or practice of which, but for the license pursuant to this AGREEMENT, would infringe any VALID CLAIM under REGENTS’ PATENT RIGHTS in that country in which the LICENSED METHOD is used or practiced.

2.13

“LICENSED PRODUCTS” means all kits, compositions of matter, articles of manufacture, materials, and products, the manufacture, use, SALE, offer for SALE, or import of which: a) would require the performance of the LICENSED METHOD; or b) but for the license granted pursuant to this AGREEMENT, would infringe a VALID CLAIM under REGENTS’ PATENT RIGHTS.

2.14	“LICENSED SERVICE” means a service provided using LICENSED PRODUCTS or LICENSED METHOD.

2.15	“LICENSED TERRITORY” means worldwide including the US, its territories and possessions and any other countries in which REGENTS’ PATENT RIGHTS exist now or in the future.

2.16

“NET SALES” means the gross invoice price charged, and the value of non-cash consideration owed to, or due LICENSEE or a SUBLICENSEE for SALES of LICENSED PRODUCTS, LICENSED SERVICES, and LICENSED METHODS, the less the sum of the following actual and customary deductions where applicable: [*]. For purposes of calculating NET SALES, a SALE to a SUBLICENSEE for end use by the SUBLICENSEE will be treated as a SALE at list price. For clarity, in the event LICENSED SERVICES are offered as a part of a research collaboration, then NET SALES will not include amounts charged by LICENSEE at cost (such costs to be documented by LICENSEE), but any amount above the at cost amount shall be included in NET SALES and all such amounts shall be included in the royalty report.

In the event that LICENSEE, its’ SUBLICENSEE or their respective AFFILIATES, contracts with a reseller, wholesaler, or distributor (“SELLING PARTY”) to sell LICENSED PRODUCTS to third-party end users, NET SALES shall be calculated based on LICENSEE, its’ SUBLICENSEE or their respective AFFILIATES initial SALE of LICENSED PRODUCTS to the SELLING PARTY, provided that such SALE shall be that which would have been received in an arm’s length transaction with unrelated third parties, based on SALES of like quantity and quality products on or about the time of the SALE.

2.17

“NON-EXCLUSIVE LICENSED FIELD OF USE” means research, development and commercialization of research products and research tools, and agriculture, veterinary, industrial bio-production and environmental applications, all specifically excluding diagnostic applications. For clarity, independent of the license granted in this AGREEMENT, nothing in this AGREEMENT prevents LICENSEE from developing and commercializing products, methods and services (that are not LICENSED PRODUCTS, LICENSED METHODS, OR LICENSED SERVICES) in the field of companion diagnostics for use with the LICENSED PRODUCTS.

2.18

“ORPHAN DRUG” means a drug or biologic intended for the safe and effective treatment, diagnosis or prevention of rare diseases/disorders that affect fewer than 200,000 people in the U.S and has received orphan drug designation by the U.S. Food and Drug Administration (“FDA”).

2.19	“REGENTS’ PATENT RIGHTS” means REGENTS’ rights in the claims of the following patents and patent applications:

(a)	[*];

(b)	[*];

(c)	[*];

(d)	[*];

(e)	[*];

(f)	[*];

(g)	[*];

(h)	[*];

(i)	[*]; and

(j)	[*].

2.20

“SALE” means, for LICENSED PRODUCTS and LICENSED SERVICES, the act of selling, leasing or otherwise transferring, providing, or furnishing such product or service, and for LICENSED METHOD the act of performing such method, for any use or for any consideration. Correspondingly, “SELL” means to make or cause to be made a SALE, and “SOLD” means to have made or caused to be made a SALE.

2.21

“SUBLICENSE” means any transaction with a third party in which LICENSEE: (a) grants, transfers or agrees not to assert any of the rights licensed to LICENSEE hereunder, or (b) is under an obligation to grant or transfer such rights or to forebear from granting or transferring such rights, including by means of an option.

2.22

“SUBLICENSE INCOME” means all consideration received by LICENSEE in consideration for a sublicense granted under REGENTS’ PATENT RIGHTS, other than [*]. In the event that other non-cash consideration (other than the issuance and sale of equity or debt securities) is received as SUBLICENSE INCOME, SUBLICENSE INCOME shall be calculated based on the fair market value of such non-cash consideration. For the avoidance of doubt, SUBLICENSE INCOME does not include any payment or other consideration for equity or securities of LICENSEE on acquisition of all or substantially all of the assets or business of LICENSEE that includes the assignment of the license agreement.

2.23

“SUBLICENSEE” means any third party, including AFFILIATES, granted a SUBLICENSE to all or any portion of REGENTS’ PATENT RIGHTS, but excluding any contract manufacturing organization or contract research organization acting solely on behalf of LICENSEE or SUBLICENSEE and, for clarity, not selling LICENSED PRODUCTS or LICENSED SERVICES.

2.24	“VALID CLAIM” means:

a.

a valid claim of any issued, unexpired patent within the REGENTS’ PATENT RIGHTS. A claim within REGENTS’ PATENT RIGHTS shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken; or

b.

any claim in a pending patent application included within the REGENTS’ PATENT RIGHTS that has not been abandoned or has not been finally rejected without the possibility of appeal or refiling that has not been pending for more than [*] years from [*].

3.	GRANT

3.1

Subject to the limitations set forth in this AGREEMENT, including the license granted to the U.S. Government and the rights reserved in Paragraph 3.3, REGENTS hereby grants and LICENSEE hereby accepts:

a)

an exclusive license under REGENTS’ PATENT RIGHTS to make, have made, use, have used, offer for SALE, import, and SELL LICENSED PRODUCTS and LICENSED SERVICES, and to practice LICENSED METHODS, in the EXCLUSIVE LICENSED FIELD OF USE in the LICENSED TERRITORY(IES); and

b)

a non-exclusive license under REGENTS’ PATENT RIGHTS to make, have made, use, have used, offer for SALE, import, and SELL LICENSED PRODUCTS and LICENSED SERVICES, and to practice LICENSED METHODS in the NON-EXCLUSIVE LICENSED FIELD OF USE in the LICENSED TERRITORY(IES).

3.2	The license under Paragraph 3.1 will be for a term commencing on the Effective Date and ending on the date of the last-to-expire VALID CLAIM under REGENTS’ PATENT RIGHTS.

3.3

Nothing in this AGREEMENT will be deemed to limit the right of REGENTS to publish any and all technical data resulting from any research performed by REGENTS relating to the INVENTIONS, and to make and use the INVENTIONS, LICENSED PRODUCTS, and LICENSED SERVICES and practice LICENSED METHOD and associated technology and to allow other educational and non-profit institutions to do so for educational and research purposes.

3.4	Intentionally omitted.

3.5	Intentionally omitted.

3.6	LICENSEE will have a continuing responsibility to keep REGENTS informed of the large/small entity status, as defined in 15 U.S.C. §632, of itself and its SUBLICENSEES.

3.7

The INVENTIONS were funded in part by the U.S. Government. In accordance with PL 96-517 as amended by PL 98-620, to the extent required by law or regulation, any products covered by patent applications or patents claiming the INVENTIONS and SOLD in the United States will be substantially manufactured in the United States.

3.8	The licenses granted hereunder also will be subject to HHMI’s Research Use License.

4.	SUBLICENSES

4.1

REGENTS also grants to LICENSEE the right to SUBLICENSE to AFFILIATES and third parties the right to make, have made, use, have used, offer for SALE, import, and SELL LICENSED PRODUCTS and LICENSED SERVICES, and to practice LICENSED METHOD within the EXCLUSIVE LICENSED FIELD OF USE, provided that LICENSEE has exclusive rights under this AGREEMENT within the EXCLUSIVE LICENSED FIELD OF USE at the time of sublicensing. Every such SUBLICENSE will include:

(a)	a statement setting forth the date upon which LICENSEE’s rights, privileges, and license hereunder will expire;

(b)

as applicable, all the rights of, and require the performance of all the obligations due to, REGENTS and HHMI (and, if applicable, the United States Government) under this AGREEMENT other than those rights and obligations specified in Article 5 (License Issue Fee) and Paragraph 6.6 (minimum annual royalty);

(c)	a provision requiring payment of royalties to LICENSEE in an amount sufficient to permit LICENSEE to meet its royalty obligations to REGENTS at the rates and bases set forth in this AGREEMENT;

(d)	[*]; and

(e)

the same provision for indemnification of REGENTS and HHMI as has been provided for in this AGREEMENT, and terms and conditions that are substantially similar to those undertaken by LICENSEE regarding insurance and HHMI’s third party beneficiary status.

4.2	For any SUBLICENSE, LICENSEE will pay to REGENTS, [*] in which SUBLICENSE INCOME is received by LICENSEE:

(a)	[*] of such SUBLICENSE INCOME received with respect to a SUBLICENSE executed prior to [*];

(b)	[*] of such SUBLICENSE INCOME received with respect to a SUBLICENSE executed on or after [*] and prior to [*]; and

(c) [*] of such SUBLICENSE INCOME received with respect to a SUBLICENSE executed on or after [*].

For the avoidance of doubt, in the event (1) a SUBLICENSE transfers rights under this AGREEMENT; and (2) the same such SUBLICENSE also transfers rights owned by LICENSEE or granted to LICENSEE by a third party, LICENSEE shall pay to REGENTS the above percentages of all SUBLICENSE INCOME received by LICENSEE under such SUBLICENSE [*].

4.3

LICENSEE will notify REGENTS of each SUBLICENSE granted hereunder and furnish to REGENTS a copy of each SUBLICENSE granted by LICENSEE, which copy may be redacted to exclude terms and conditions that are not required for REGENTS to ensure compliance of the SUBLICENSE with this AGREEMENT.

4.4	AFFILIATES will have no licenses under REGENTS’ PATENT RIGHTS except as granted by SUBLICENSE pursuant to this AGREEMENT.

4.5	For the purposes of this AGREEMENT, the operations of all SUBLICENSEES shall be deemed to be the operations of LICENSEE, for which LICENSEE shall be responsible.

4.6	LICENSEE will collect and guarantee payment of all monies and other consideration due REGENTS from SUBLICENSEES, and deliver all reports due REGENTS and received from SUBLICENSEES.

4.7

Upon termination of this AGREEMENT for any reason, all SUBLICENSES that are granted by LICENSEE pursuant to this AGREEMENT where the SUBLICENSEE is in compliance with its SUBLICENSE AGREEMENT as of the date of such termination will remain in effect (unless such SUBLICENSEE requests the termination of such SUBLICENSE by written notice to REGENTS), on terms and conditions to be negotiated between REGENTS, consistent with the terms and conditions of this AGREEMENT. The SUBLICENSE will be assigned to REGENTS with respect only to the REGENTS PATENT RIGHTS, except that REGENTS will not be bound to perform any duties or obligations set forth in any SUBLICENSEs that extend beyond the duties and obligations of REGENTS set forth in this AGREEMENT.

4.8

If REGENTS (to the extent of the actual knowledge of the licensing professional responsible for administration of this case) or a third party discovers and notifies that licensing professional that the INVENTIONS is useful for an application covered by the EXCLUSIVE LICENSED FIELD OF USE for HUMANITARIAN PURPOSES (“New Application”), but for which LICENSED PRODUCTS have not been developed or are not currently under development by LICENSEE, then REGENTS, as represented by the Office of Technology Licensing, shall give written notice to LICENSEE of the New Application and, if available to such licensing profession, any written scientific, safety and commercial evidence demonstrating the commercial opportunity for the New Application, except for: 1) information that is subject to restrictions of confidentiality with third parties, and 2) information which originates with REGENTS’ personnel who do not assent to its disclosure to LICENSEE.

LICENSEE shall have [*] to give REGENTS written notice stating whether LICENSEE or SUBLICENSEE elects to develop LICENSED PRODUCTS for the New Application.

If LICENSEE or SUBLICENSEE elects to develop and commercialize the proposed LICENSED PRODUCTS for the new application, LICENSEE shall submit progress reports to REGENTS pursuant to Article 8.

If LICENSEE or SUBLICENSEE elects not to develop and commercialize the proposed LICENSED PRODUCTS for use in the New Application, REGENTS may seek (a) third party(ies) to develop and commercialize the proposed LICENSED PRODUCTS for the new application. If REGENTS is successful in finding a third party, it shall refer such third party to LICENSEE, and LICENSEE will negotiate in good faith to enter into an agreement with such third party for the development and commercialization of the LICENSED PRODUCT in such New Application. If the request results in a SUBLICENSE, then LICENSEE shall report it to REGENTS pursuant to Paragraph 4.3.

If LICENSEE (i) receives a bona fide offer from such third party, on terms that reflect fair market value for the rights to be granted; (ii) the third party has submitted a bona fide commercialization plan for the New Application; (iii) REGENTS and LICENSEE have agreed in writing that development of the New Application as planned will not adversely affect current or anticipated development and commercialization of LICENSED PRODUCTS and LICENSED SERVICES including, without limitation, obtaining regulatory approval for LICENSED PRODUCTS for anticipated indications of use; and (iv) and LICENSEE refuses to grant a SUBLICENSE to the third party, then [*] after such refusal LICENSEE shall submit to REGENTS a report specifying the license terms proposed by the third party and a written justification for LICENSEE’s refusal to grant the proposed SUBLICENSE. If REGENTS, at its sole discretion, determines that the terms of the SUBLICENSE proposed by the third party are reasonable under the totality of the circumstances, taking into account LICENSEE’s LICENSED PRODUCTS in development, then REGENTS shall have the right to grant to the third party a license to make, have made, use, SELL, offer for sale and import products for use in the LICENSED FIELD OF USE at substantially the same terms last proposed to LICENSEE by the third party providing royalty rates are at least equal to those paid by LICENSEE.

5.	LICENSE ISSUE FEE

5.1

LICENSEE has paid to REGENTS a non-creditable, non-refundable license issue fee as follows (it being acknowledged and agreed that the obligations under this Paragraph 5.1a-d have been fully paid and satisfied prior to the execution of this AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT):

a)	[*] paid upon signing of the Original Agreement (this fee is non-refundable and not an advance against royalties or other payments due under this AGREEMENT);

b)

As partial consideration for the exclusive license granted hereunder, in connection with the LICENSEE’S FIRST QUALIFIED ROUND, LICENSEE has issued and delivered to the REGENTS’ nominee, Shellwater & Co., [*] following the close of such FIRST QUALIFIED ROUND, a total of fully paid and nonassessable shares of common stock of LICENSEE equal to [*] pursuant to a stock purchase agreement in the form attached hereto as APPENDIX B.

The REGENTS may transfer or direct LICENSEE to issue an inventor share portion under REGENTS’ patent policy of the [*] otherwise due to the REGENTS to the REGENTS’ inventors of Regents’ Patent Rights [*];

c)

The receipt of securities of the LICENSEE is subject to approval by the REGENTS’ Office of the President. If approval to accept equity in LICENSEE is not granted or licensee fails to reach a FIRST QUALIFIED ROUND then the parties will negotiate in good faith towards alternate consideration;

d)

LICENSEE has provided to the REGENTS: (i) upon the EFFECTIVE DATE a detailed capitalization table indicating the total number of securities of the LICENSEE on a FULLY-DILUTED BASIS on the EFFECTIVE DATE, (ii) upon the FIRST QUALIFIED ROUND, a detailed capitalization table indicating the total number of securities of the LICENSEE on a FULLY-DILUTED BASIS immediately prior and immediately following to the consummation or closing of the FIRST QUALIFIED ROUND, (iii) thereafter, upon [*] prior written request of the REGENTS, an up to date detailed capitalization table indicating the total number of securities of the LICENSEE on a FULLY-DILUTED BASIS, and (iv) in connection with each issuance of securities to the REGENT’s, a stock certificate reflecting the shares of common stock of LICENSEE issued pursuant to the terms of this Paragraph 5.1, shall be issued to the REGENT’S nominee [*] following the close of the FIRST QUALIFIED ROUND or other event resulting in the right of the REGENTS to receive shares of LICENSEE;

e)

LICENSEE hereby represents, warrants and covenants that (i) the consummation of the issuance of shares of common stock of LICENSEE pursuant to the terms of this Paragraph 5.1 will not result in any antidilution adjustment or other similar adjustment to any securities (including, without limitation, any Convertible Securities) of LICENSEE and that no holder of securities (including, without limitation, any Convertible Securities) of LICENSEE has, or will have, a right to participate in the issuance of such shares of common stock to the REGENTS, and (ii) the LICENSEE has duly and validly reserved shares of LICENSEE’s common stock (as may be appropriately adjusted for stock splits, combinations, recapitalizations and the like) solely for issuance to the REGENTS pursuant to the terms of this Paragraph 5.1, and LICENSEE reasonably believes that the aforementioned shares of common stock to be reserved for future issuance shall be sufficient to meet the LICENSEE’s obligations to the REGENTS under this Paragraph 5.1. LICENSEE covenants and agrees to use its best efforts to cause any additional shares of common stock that may be required to fulfill LICENSEE’s obligations to the REGENTS pursuant to this Paragraph 5.1 to be duly authorized and validly reserved;

(f)

The REGENTS shall be entitled to the rights under Section 4.1 of the Investors Rights Agreement attached hereto as Exhibit [__], as may be amended from time to time (the “Rights Agreement”), as if the REGENTS were a “Major Investor” (as defined therein) regardless of any shareholding thresholds, and subject to the amendments and waivers provisions of Section 6.6 of the Rights Agreement, provided that LICENSEE may not change the definition of “Major Investor” so as to exclude the REGENTS without obtaining the prior written consent of the REGENTS, to be provided at its sole discretion.

(g)

LICENSEE will send any written notice required pursuant to this Paragraph 5.1, in accordance with the notification terms set forth in Article 23 of this AGREEMENT such notification and all other information required by this Paragraph 5.1 marked “URGENT” to (1) [*], The Regents of the University of California, Office of the Chief Investment Officer, 1111 Broadway, Suite 2100, Oakland, CA 94607-5200, and (2) Director, Office of Technology Licensing, 2150 Shattuck Ave., Suite 510, Berkeley, CA 94704-1347 with a copy via pdf, that does not constitute notice, to [*].

(h)	The obligations of LICENSEE set forth in this Paragraph 5.1 shall survive any termination or expiration of this AGREEMENT by either party.

5.2

As partial consideration for the REGENTS’ execution of this AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT, promptly following the Amended and Restated Exclusive License Agreement Effective Date, LICENSEE will:

(a)	issue and deliver to the REGENTS’ nominee, Shellwater & Co., a warrant [*]; and

(b)	pay to REGENTS a non-creditable, non-refundable license fee, as follows:

a.	[*].

6.	ROYALTIES, MAINTENANCE FEES, MINIMUM ANNUAL ROYALTIES

6.1	LICENSEE will pay to REGENTS earned royalties at the rate of:

(a)	[*] of the NET SALES of LICENSED PRODUCTS, LICENSED SERVICES, and LICENSED METHODS in the EXCLUSIVE LICENSED FIELD OF USE and in the NON-EXCLUSIVE LICENSED FIELD OF USE, except for agriculture;

(b)	[*] of the NET SALES of LICENSED PRODUCTS, LICENSED SERVICES and LICENSED METHODS in the NON-EXCLUSIVE LICENSED FIELD OF USE of agriculture; and

(c)	[*] of the NET SALES of LICENSED PRODUCTS, LICENSED SERVICES and LICENSED METHODS sold by a SUBLICENSEE or its AFFILIATES [*].

No royalties will be payable for SALES: 1) for free or at cost (with no other consideration provided to in exchange for such SALES) solely for HUMANITARIAN PURPOSES; or 2) of LICENSED PRODUCTS as samples to prospective customers for free or at cost in order to provide an incentive to such customers for a period of [*] from the date a LICENSED PRODUCT is first offered for sale in the EXCLUSIVE LICENSED FIELD OF USE or the NON-EXCLUSIVE LICENSED FIELD OF USE.

6.2

(a)In the event LICENSEE is required to license from one or more third party(ies) (or the REGENTS if licensing additional patents and patent applications managed by UC Berkeley) in order to produce a LICENSED PRODUCT, provide a LICENSED SERVICE or practice a LICENSED METHOD and LICENSEE obtains such a license, and the cumulative sum of earned royalties to be paid by LICENSEE to such third party(ies) and REGENTS hereunder would exceed [*] in the EXCLUSIVE LICENSED FIELD OF USE and the NON-EXCLUSIVE LICENSED FIELD OF USE, except for agriculture applications, or [*] in the NON-EXCLUSIVE LICENSED FIELD OF USE for agriculture applications, as the case may be, then LICENSEE shall have the right to deduct [*] of such royalty actually paid to such third party(ies) and REGENTS from the earned royalty payable to REGENTS in the calendar quarter in which such royalty is payable. Notwithstanding anything to the contrary, in no case shall earned royalties due on REGENTS’ PATENT RIGHTS be less than [*] of those stated in Paragraph 6.1. Any offset of the earned royalty shall be included in each royalty report; or

(b) In the event LICENSEE sells a COMBINATION PRODUCT, the earned royalty due on NET SALES of the COMBINATION PRODUCT by LICENSEE or such SUBLICENSEE shall be calculated by [*]. However, notwithstanding anything to the contrary, in no case shall earned royalties due on REGENTS’ PATENT RIGHTS be less than [*] of those stated in Paragraph 6.1. Any offset of the earned royalty shall be included in each royalty report.

6.3	Royalties will be payable on SALES covered by both pending patent applications and issued patents included in VALID CLAIMS.

6.4

Royalties accruing to REGENTS will be paid to REGENTS quarterly [*] after the end of each calendar quarter. For any royalties due on NET SALES by SUBLICENSEE, LICENSEE shall submit such royalty payments to REGENTS [*] after LICENSEE receives the payment from such SUBLICENSEE. [*]

6.5

LICENSEE will pay to REGENTS an annual license maintenance fee of [*] on the [*] anniversary date of the Effective Date and on each anniversary of the Effective Date thereafter. Notwithstanding the foregoing, the license maintenance fee will not be due and payable on any anniversary of the Effective Date, if on such date the LICENSEE is selling LICENSED PRODUCTS or LICENSED METHODS, and LICENSEE pays an earned royalty greater than the minimum [*] royalty or a minimum annual royalty to REGENTS.

6.6

Beginning in the [*] after the first occurrence of SALES, when such cumulative SALES are in excess of [*], but in no event later than [*] after a first commercial SALE, and in each succeeding [*] thereafter, LICENSEE will pay to REGENTS a minimum [*] royalty as follows for the life of this AGREEMENT:

(a) [*];

(b) [*];

(c) [*]; and

(d) [*].

This minimum [*] royalty will be paid to REGENTS by [*] and will be credited against any earned royalty due and owing for the [*] in which the minimum payment is made.

6.7

All payments due REGENTS will be payable in United States dollars. When LICENSED PRODUCTS, LICENSED SERVICES, or LICENSED METHOD are SOLD for monies other than United States dollars, earned royalties will first be determined in the foreign currency of the country in which the SALE was made and then converted into equivalent United States dollars. The exchange rate will be that rate quoted in the Wall Street Journal on the last business day of the reporting period.

6.8

Payments due for SALES occurring in any country outside the United States will not be reduced by any taxes, fees, or other charges imposed by the government of such country on the remittance of royalty income. LICENSEE will also be responsible for all bank transfer charges.

6.9

LICENSEE will make all payments under this AGREEMENT by check or electronic funds transfer payable to “REGENTS of the University of California” and forward it to REGENTS at the address shown in Article 23 (Notices).

6.10

If any patent or patent application, or any claim thereof, included within REGENTS’ PATENT RIGHTS expires or is held invalid in a final decision by a court of competent jurisdiction and last resort and from which no appeal has been or can be taken, all obligation to pay royalties based on such patent, patent application or claim, or any claims patentably indistinct therefrom will cease as of the date of such expiration or final decision. LICENSEE will not, however, be relieved from paying any royalties that accrued before such expiration or decision or that are based on another valid patent or claim not expired or involved in such decision.

6.11

No earned royalties will be collected or paid hereunder on SALES to, or for use by, the United States Government. LICENSEE will not include the amount charged for such SALES in the calculation of earned royalty otherwise due REGENTS as provided herein.

6.12

LICENSEE shall pay the following milestone payments set forth in this Paragraph with respect to the LICENSED PRODUCT(S) to achieve each milestone event, regardless of whether such milestone event is achieved by LICENSEE, an AFFILIATE of LICENSEE or by a SUBLICENSEE:

Milestone event	Milestone payment

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

LICENSEE shall make the appropriate milestone payment (as set forth in the table above) as follows: (a) [*] after the achievement of the applicable milestone event by LICENSEE or its AFFILIATE or (b) if the milestone event is achieved by a SUBLICENSEE or its AFFILIATE, [*] after LICENSEE receives the milestone payment from such SUBLICENSEE or AFFILIATE (for clarity, if such milestone payment is not provided for in the applicable SUBLICENSE, LICENSEE shall pay such milestone payment in accordance with the preceding sub-clause (a)). Notwithstanding anything to the contrary, if the LICENSED PRODUCT is [*].

6.13

LICENSEE shall pay the following sales milestone payments set forth in this Paragraph with respect to each LICENSED PRODUCT to achieve each milestone event, regardless of whether such milestone event is achieved by LICENSEE, an AFFILIATE of LICENSEE or by a SUBLICENSEE, or a combination thereof:

SALES Milestone events	SALES Milestone payments

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

LICENSEE shall make the appropriate milestone payment (as set forth in the table above) as follows: (a) [*] after the achievement of the applicable milestone event by LICENSEE or its AFFILIATE or (b) if the milestone event is achieved by a SUBLICENSEE or its AFFILIATE, [*] after LICENSEE receives the milestone payment from such SUBLICENSEE or AFFILIATE (for clarity, if such milestone payment is not provided for in the applicable SUBLICENSE, LICENSEE shall pay such milestone payment in accordance with the preceding sub-clause (a)).

For clarity, the Milestone payment due for [*].

6.14	Earned Royalty if LICENSEE or the SUBLICENSEE or any of their respective AFFILIATES challenges any REGENTS’ PATENT RIGHTS:

Notwithstanding the above, should LICENSEE or the SUBLICENSEE or any of their respective AFFILIATES bring an action seeking to invalidate any REGENTS’ PATENT RIGHTS,

(a)	LICENSEE or the SUBLICENSEE or any of their respective AFFILIATES will pay royalties to REGENTS at the rate of [*],

(b)	LICENSEE or the SUBLICENSEE will have no right to recoup any royalties paid before or during the period challenge,

(c)	any dispute regarding the validity of any REGENTS’ PATENT RIGHTS shall be litigated in the courts located in California, and the parties agree not to challenge personal jurisdiction in that forum; and

(d)

LICENSEE or the SUBLICENSEE will provide written notice to REGENTS after deciding to bring an action seeking to invalidate any REGENTS’ PATENT RIGHTS at least [*] prior to bringing such action. LICENSEE or the SUBLICENSEE will include with such written notice an identification of all prior art it believes invalidates any claim of REGENTS’ PATENT RIGHTS.

6.15

In the event that more than one VALID CLAIM within the REGENTS’ PATENT RIGHTS is applicable to any LICENSED PRODUCTS and/or LICENSED SERVICE subject to royalties under this Article 6, then only one royalty shall be paid to REGENTS in respect of such LICENSED PRODUCT and/or LICENSED SERVICE.

6.16

For the purposes of calculating the amount of SUBLICENSE INCOME in accordance with Article 4.2, the SUBLICENSE INCOME received by LICENSEE for achievement of any of the foregoing milestone events shall be reduced by the amount of the milestone payment made by LICENSEE to REGENTS in respect of same.

7.	DUE DILIGENCE

7.1

LICENSEE, upon execution of this AGREEMENT, will diligently proceed with the development, manufacture, and SALE of LICENSED PRODUCTS, LICENSED SERVICES, and LICENSED METHOD, and will diligently market them in quantities sufficient to meet the market demand. Should there be a Regulatory Cause (defined below) for a LICENSED PRODUCT in the EXCLUSIVE LICENSED FIELD OF USE, the parties shall meet to discuss any extension for LICENSEE of this Paragraph 7.1, but in no event shall LICENSEE cease the development, manufacture or SALE (if SALES are applicable) for longer than [*], provided that the foregoing shall not be construed as requiring LICENSEE to conduct development, manufacture or SALE activities if LICENSEE is not permitted to do so by applicable laws or regulations in a country where such development, manufacture or SALE takes place (such as a regulatory hold or a manufacturing hold). It is understood that LICENSEE may meet the obligations set forth in this Paragraph 7.1 and Paragraph 7.2 through SUBLICENSEES but, as long as LICENSEE requires each such SUBLICENSEE to use COMMERCIALLY REASONABLE EFFORTS with respect to the development of LICENSED PRODUCTS, this Paragraph 7.1 and Paragraph 7.2 shall not apply to SUBLICENSEES.

7.2	In addition to its obligations under Paragraph 7.1, LICENSEE specifically commits to achieving the following milestones in its due diligence activities under this AGREEMENT:

Diligence Milestones	Date to achieve Diligence Milestones

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

7.3

If LICENSEE is unable to meet any of its diligence obligations set forth in Paragraphs 7.1 and 7.2, then REGENTS will so notify LICENSEE of failure to perform. LICENSEE will have the right and option to extend the target date of any such due diligence obligation (and all subsequent diligence obligations) for a period of [*] upon the payment of [*] of the date to be extended for each such extension option exercised by LICENSEE. LICENSEE may further extend the target date of any diligence obligation (and all subsequent diligence obligations) for an additional [*] upon payment of an additional [*]. Thereafter, if the LICENSEE is unable to timely complete the diligence milestones, after consultation with its regulatory advisors and with regulatory agencies, because a safety, technical, or efficacy reason is outside the reasonable control of LICENSEE (“Regulatory Cause”) to allow completion of such milestone, then the LICENSEE will promptly provide reasonable documentation supporting the Regulatory Cause and consult with REGENTS with respect to such determination. The LICENSEE shall be granted an additional [*] extension, provided that LICENSEE provides to REGENTS documentation outlining its efforts and supporting the diligence of such efforts to resolve the Regulatory Cause. Additional extensions may be granted only by mutual written AGREEMENT of the parties to this AGREEMENT. These payments are in addition to the minimum royalty payments specified in Paragraph 6.6. Should LICENSEE opt not to extend the obligation or fail to meet it by the extended target date, then REGENTS will have the right to terminate this AGREEMENT or to reduce LICENSEE’s exclusive license to a non-exclusive royalty-bearing license, at REGENTS’ option. This right, if exercised by REGENTS, supersedes the rights granted in Article 3. The right to terminate this AGREEMENT or reduce LICENSEE’s exclusive license granted hereunder to a non-exclusive license will be REGENTS’ sole remedy for breach of Paragraph 7.1 or 7.2. Notwithstanding anything to the contrary hereunder, to the extent a SUBLICENSEE is in compliance with the applicable SUBLICENSE, no such termination or reduction shall affect the rights of such SUBLICENSEE under such SUBLICENSE.

7.4

At the request of either party, any controversy or claim arising out of or relating to the diligence provisions of Paragraphs 7.1 and 7.2 will be settled by arbitration conducted in San Francisco, California in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) will be binding on the parties and may be entered by either party in the court or forum having jurisdiction. In determination of due diligence, the arbitrator may determine solely the issues of fact or law with respect to termination of LICENSEE’s rights under this AGREEMENT but will not have the authority to award monetary damages or grant equitable relief. Notwithstanding the foregoing, no dispute affecting the rights or property of HHMI shall be subject to the arbitration provisions set forth above.

7.5

To exercise either the right to terminate this AGREEMENT or to reduce the license to a non-exclusive license for lack of diligence under Paragraph 7.1 or 7.2, REGENTS will give LICENSEE written notice of the deficiency. LICENSEE thereafter has [*] to cure the deficiency or to request arbitration. If REGENTS has not received a written request for arbitration or satisfactory tangible evidence that the deficiency has been cured by the end of the [*] period, then REGENTS may, at its option, either terminate the AGREEMENT or reduce LICENSEE’s exclusive license to a non-exclusive license by giving written notice to LICENSEE (subject to the last sentence of Paragraph 7.3). These notices will be subject to Article 23 (Notices).

8.	PROGRESS AND ROYALTY REPORTS

8.1

For the period beginning [*], LICENSEE will submit to REGENTS a semi-annual progress report covering LICENSEE’s activities related to the development and testing of all LICENSED PRODUCTS, LICENSED SERVICES and LICENSED METHOD and the obtaining of necessary governmental approvals, if any, for marketing in the United States. These progress reports will be made for all development activities until the first SALE occurs in the United States.

8.2

Each progress report will be a sufficiently detailed summary of activities of LICENSEE and any SUBLICENSEES so that REGENTS may evaluate and determine LICENSEE’s progress in development of LICENSED PRODUCTS, LICENSED SERVICES, and LICENSED METHOD, and in meeting its diligence obligations under Article 7, and will include (but not be limited to) the following: summary of work completed and in progress; current schedule of anticipated events and milestones, including diligence milestones under Paragraph 7.2; anticipated market introduction dates for the LICENSED TERRITORIES; and SUBLICENSEE’s activities during the reporting period.

8.3	LICENSEE also will report to REGENTS in its immediately subsequent progress and royalty reports, the date of first SALE.

8.4

After the first SALE anywhere in the world, LICENSEE will make quarterly royalty reports to REGENTS [*]. Each such royalty report will be substantially similar to APPENDIX A and include at least the following:

(a)	The number of LICENSED PRODUCTS manufactured and the number SOLD;

(b)	Gross revenue from SALE of LICENSED PRODUCTS, LICENSED SERVICES and LICENSED METHOD;

(c)	NET SALES pursuant to Paragraph 2.16;

(d)	Total royalties due REGENTS; and

(e)	Names and addresses of any new SUBLICENSEES along with a summary of the material terms of each new SUBLICENSE AGREEMENT entered into during the reporting quarter.

8.5	If no SALES have occurred during the report period after the first SALE, a statement to this effect is required in the royalty report for that period.

9.	BOOKS AND RECORDS

9.1

LICENSEE will keep full, true, and accurate books and records containing all particulars that may be necessary for the purpose of showing the amount of royalties payable to REGENTS and LICENSEE’s compliance with other obligations under this AGREEMENT. Said books and records will be kept at LICENSEE’s principal place of business or the principal place of business of the appropriate division of LICENSEE to which this AGREEMENT relates. Said books and records and the supporting data will be open at during normal business hours upon reasonable notice of at least [*] following the end of the [*] to which they pertain, to the inspection and audit by representatives of REGENTS for the purpose of verifying LICENSEE’s royalty statement or compliance in other respects with this AGREEMENT. Such audit will not exceed [*] except for cause. Such representatives will be bound to hold all information in confidence except as necessary to communicate LICENSEE’s non-compliance with this AGREEMENT to REGENTS.

9.2

The fees and expenses of REGENTS’ representatives performing such an examination will be borne by REGENTS. However, if an error in underpaid royalties to REGENTS of more than [*] of the total royalties due for any [*] is discovered, then the fees and expenses of these representatives will be borne by LICENSEE.

10.	LIFE OF THE AGREEMENT

10.1

Unless otherwise terminated by the operation of law or by acts of the parties in accordance with the terms of this AGREEMENT, this AGREEMENT will be in force from the Effective Date and will remain in effect until the termination of the last VALID CLAIM of the REGENTS’ PATENT RIGHTS licensed under this AGREEMENT.

10.2	Any termination of this AGREEMENT shall not affect the rights and obligations set forth in the following articles:

Article 2	Definitions
Article 4	Sublicenses
Article 5	License Issue Fee
Article 9	Books and Records
Article 10	Life of the Agreement
Article 13	Disposition of Licensed Products Upon Termination
Article 16	Use of Names and Trademarks
Article 17	Limited Warranties
Article 19	Indemnification
Article 23	Notices
Article 24	Late Payments
Article 26	Confidentiality
Article 29	Applicable Law; Venue; Attorney’s Fees
Article 31	HHMI Third-Party Beneficiary Status

10.3

Any termination of this AGREEMENT will not relieve LICENSEE of its obligation to pay any monies due or owing at the time of such termination and will not relieve any obligations, of either party to the other party, established prior to termination.

11.	TERMINATION BY REGENTS

11.1

If LICENSEE should violate or fail to perform any term of this AGREEMENT, then REGENTS may give written notice of such default (“NOTICE OF DEFAULT”) to LICENSEE. If LICENSEE should fail to repair such default [*] of the effective date of such notice, REGENTS will have the right to terminate this AGREEMENT and the licenses herein by a second written notice (“Notice of Termination”) to LICENSEE. If a Notice of Termination is sent to LICENSEE, this AGREEMENT will automatically terminate on the effective date of such notice. Such termination will not relieve LICENSEE of its obligation to pay any royalty or license fees owing at the time of such termination and will not impair any accrued rights of REGENTS. These notices will be subject to Article 23 (Notices).

12.	TERMINATION BY LICENSEE

12.1

LICENSEE will have the right at any time to terminate this AGREEMENT in whole or as to any portion of REGENTS’ PATENT RIGHTS by giving notice in writing to REGENTS. Such notice of termination will be subject to Article 23 (Notices) and termination of this AGREEMENT will be effective [*] after the effective date of such notice.

12.2

Any termination pursuant to Paragraph 12.1 will not relieve LICENSEE of any obligation or liability accrued hereunder prior to such termination or rescind anything done by LICENSEE or any payments made to REGENTS hereunder prior to the time such termination becomes effective, and such termination will not affect in any manner any rights of REGENTS arising under this AGREEMENT prior to such termination.

13.	DISPOSITION OF LICENSED PRODUCTS UPON TERMINATION

13.1

Upon termination of this AGREEMENT, for a period of [*] after the date of termination LICENSEE may complete and SELL any partially made LICENSED PRODUCTS and continue to render any previously commenced LICENSED SERVICES, and continue the practice of LICENSED METHOD only to the extent necessary to do so; provided, however, that all such SALEs will be subject to the terms of this AGREEMENT including, but not limited to, the payment of royalties at the rate and at the time provided herein and the rendering of reports thereon.

14.	PATENT PROSECUTION AND MAINTENANCE

14.1

REGENTS will diligently prosecute and maintain the United States and foreign patent applications and patents under REGENTS’ PATENT RIGHTS, subject to LICENSEE’S reimbursement REGENTS’ out of pocket costs under Paragraph 14.3 below, and all patent applications and patents under REGENTS’ PATENT RIGHTS will be held in the name of REGENTS. REGENTS will have sole responsibility for retaining and instructing patent counsel, but continued use of such counsel at any point in the patent prosecution process subsequent to initial filing of a U.S. patent application covering the INVENTIONS shall be subject to the approval of LICENSEE and all other licensees or optionees. If LICENSEE or the other licensees or optionees rejects three of REGENTS’ choice of prosecution counsel, then REGENTS may select new prosecution counsel without LICENSEE’s and all other licensee’s and optionee’s consent. REGENTS shall promptly provide LICENSEE with copies of all relevant documentation and upcoming deadlines for response so that LICENSEE may be currently informed and apprised of the continuing prosecution and LICENSEE agrees to keep this documentation confidential in accordance with Article 26. LICENSEE may provide reasonable comments on such documentation and overall patent strategy, to which REGENTS and its patent counsel will afford due consideration, provided, however, that if LICENSEE has not commented upon such documentation in reasonable time for REGENTS to sufficiently consider LICENSEE’s comments prior to the deadline for filing a response with the relevant government patent office, REGENTS will be free to respond appropriately without consideration of LICENSEE’s comments. LICENSEE and LICENSEE’s patent counsel will have the right to consult with patent counsel chosen by REGENTS.

14.2

REGENTS will use reasonable efforts to prepare or amend any patent application to include claims reasonably requested by LICENSEE to protect the LICENSED PRODUCTS contemplated to be SOLD or to be practiced under this AGREEMENT. REGENTS shall file patent applications covering the INVENTION and continue the prosecution of any such patent applications and maintain any patents issued therefrom, at LICENSEE’s request so long as LICENSEE agrees to pay for the costs associated with such filing, prosecution and maintenance.

14.3

Subject to Paragraph 14.4 a pro-rata share of all past, present, and future costs for preparing, filing, prosecuting, and maintaining all United States and foreign patent applications, and patents under REGENTS’ PATENT RIGHTS will be borne by LICENSEE, so long as the licenses granted to LICENSEE herein are exclusive. Payments are due [*] after receipt of invoice from REGENTS. If, however, REGENTS reduces the exclusive licenses granted herein to non-exclusive licenses pursuant to Paragraphs 7.3, 7.4, or 7.5 and REGENTS grants additional license(s), the costs of preparing, filing, prosecuting and maintaining such patent applications and patents will be divided equally among the licensed parties from the effective date of each subsequently granted license AGREEMENT.

14.4

LICENSEE’s obligation to underwrite and to pay all domestic and foreign patent filing, prosecution, and maintenance costs will continue for so long as this AGREEMENT remains in effect, provided, however, that LICENSEE may terminate its obligations with respect to any given patent application or patent in any or all designated countries upon [*] written notice to REGENTS. REGENTS will use its reasonable efforts to curtail patent costs when such a notice is received from LICENSEE. REGENTS may continue prosecution and/or maintenance of such applications or patents at its sole discretion and expense; provided, however, that LICENSEE will have no further right or licenses thereunder.

15.	Intentionally Omitted.

16.	USE OF NAMES AND TRADEMARKS

16.1

Nothing contained in this AGREEMENT will be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trademark, trade name, or other designation of either party hereto by the other (including any contraction, abbreviation, or simulation of any of the foregoing). Unless required by law or consented to in writing by REGENTS, the use by LICENSEE of the name “REGENTS of the University of California” or the name of any University of California campus in advertising, publicity or other promotional activities is expressly prohibited. Notwithstanding the foregoing, LICENSEE shall have the right to identify REGENTS as the owner and licensor of the REGENTS’ PATENT RIGHTS, but shall not have the right to identify inventors or use any REGENTS trademarks or use non-prior REGENTS’ approved language or use wording which in any way expresses or implies endorsement by the REGENTS of any of LICENSEE’S products or services.

16.2

LICENSEE may not use the name of HHMI or of any HHMI employee (including Dr. Doudna) in a manner that reasonably could constitute an endorsement of a commercial product or service; but that use for other purposes, even if commercially motivated, is permitted provided that: (1) the use is limited to accurately reporting factual events or occurrences, and (2) any reference to the name of HHMI or any HHMI employee in press releases or similar materials intended for public release is approved by HHMI in advance.

17.	LIMITED WARRANTIES

17.1

To the extent of the actual knowledge of the Office of Technology Licensing of the University of California, Berkeley as of the Effective Date, REGENTS hereby warrants to LICENSEE, that it has the lawful right to grant this license.

17.2

Except as expressly set forth herein, this license and the associated INVENTIONS are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESSED OR IMPLIED. REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT THE INVENTIONS, REGENTS’ PATENT RIGHTS, LICENSED PRODUCTS, LICENSED SERVICES OR LICENSED METHOD WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

17.3

OTHER THAN WITH RESPECT TO LICENSEE’S INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 19, NEITHER PARTY WILL BE LIABLE FOR ANY LOST PROFITS, COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS, ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT, OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR OTHER SPECIAL DAMAGES SUFFERED BY THE OTHER PARTY, SUBLICENSEES, JOINT VENTURES, OR AFFILIATES ARISING OUT OF OR RELATED TO THIS AGREEMENT FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDNG TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY, AND BREACH OF WARRANTY) EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. REGENTS WILL NOT BE LIABLE FOR ANY DIRECT DAMAGES SUFFERED BY LICENSEE, SUBLICENSEES, JOINT VENTURES OR AFFILIATES ARISING OUT OF OR RELATED TO PATENT RIGHTS TO THE EXTENT ASSIGNED OR LICENSED BY REGENTS’ INVENTORS TO THIRD PARTIES.

17.4	Nothing in this AGREEMENT is or will be construed as:

(a)	A warranty or representation by REGENTS as to the validity, enforceability or scope of any REGENTS’ PATENT RIGHTS; or

(b)	A warranty or representation that anything made, used, or SOLD under any license granted in this AGREEMENT is or will be free from infringement of patents of third parties; or

(c)	An obligation to bring or prosecute actions or suits against third parties for patent infringement, except as provided in Article 18; or

(d)

Conferring by implication, estoppel, or otherwise any license or rights under any patents of REGENTS other than REGENTS’ PATENT RIGHTS as defined herein, regardless of whether such patents are dominant or subordinate to REGENTS’ PATENT RIGHTS; or

(e)	An obligation to furnish any know-how not provided in the patents and patent applications under REGENTS’ PATENT RIGHTS.

18.	PATENT INFRINGEMENT

18.1

In the event that LICENSEE or REGENTS (for REGENTS, to the extent of the actual knowledge of the licensing professional responsible for administration of this AGREEMENT) learns of the substantial infringement of any REGENTS’ PATENT RIGHTS under this AGREEMENT, LICENSEE or REGENTS (as applicable) will promptly provide the other PARTY with notice and reasonable evidence of such infringement (“Infringement Notice”). During the period and in a jurisdiction where LICENSEE has exclusive rights under this AGREEMENT, neither party will notify a third party, including the infringer, of the infringement without first obtaining consent of the other party, which consent will not be unreasonably withheld, it being understood that the parties shall meet to discuss the matter described in the Infringement Notice within [*] following a PARTY’s delivery of such notice. Both parties will use diligent efforts, in cooperation with each other, to terminate such infringement without litigation.

18.2

If the infringing activity of potential commercial significance has not been abated [*] following the effective date of the Infringement Notice, LICENSEE may (but is not obligated to) institute suit for patent infringement against the infringer. REGENTS may voluntarily join such suit at its own expense, but may not thereafter commence suit against the infringer for the acts of infringement that are the subject of LICENSEE’s suit or any judgment rendered in that suit. LICENSEE may not join REGENTS in a suit initiated by LICENSEE without REGENTS’ prior written consent, not to be unreasonably withheld. If REGENTS joins a suit at the request of LICENSEE, LICENSEE will pay any costs incurred by REGENTS arising out of such suit, including but not limited to, any legal fees of counsel that REGENTS selects and retains to represent it in the suit.

If, [*] following the effective date of the Infringement Notice, the infringing activity of potential commercial significance has not been abated and if LICENSEE has not brought suit against the infringer, REGENTS may institute suit for patent infringement against the infringer. If REGENTS institutes such suit, LICENSEE may not join such suit without REGENTS’ consent and may not thereafter commence suit against the infringer for the acts of infringement that are the subject of REGENTS’ suit or any judgment rendered in that suit.

18.3

Such legal action as is decided upon will be at the expense of the party on account of whom suit is brought and all recoveries recovered thereby will belong to such party, provided that legal action brought jointly by REGENTS and LICENSEE and participated in by both, will be at the joint expense of the parties and all recoveries will be allocated in the following order: a) to each party reimbursement in equal amounts of the attorney’s costs, fees, and other related expenses to the extent each party paid for such costs, fees, and expenses until all such costs, fees, and expenses are consumed for each party; and b) any remaining amount shared jointly by them in proportion to the share of expenses paid by each party, but in no event will REGENTS’ share be less than ten percent (10%) of such remaining amount if REGENTS is a party to such legal action.

18.4

Each party will cooperate with the other in litigation instituted hereunder but at the expense of the party on account of whom suit is brought. Such litigation will be controlled by the party bringing the action, except that REGENTS may be represented by counsel of its choice in any suit brought by LICENSEE.

18.5	Any agreement made by LICENSEE for the purposes of settling litigation or other dispute shall comply with the requirements of Article 4 (Sublicenses) of this AGREEMENT.

19.	INDEMNIFICATION

19.1

LICENSEE will, and will require its SUBLICENSEES to, indemnify, hold harmless, and defend REGENTS and its officers, employees, and agents; sponsor(s) of the research that led to the INVENTIONS; and the inventors of any patents and patent applications under REGENTS’ PATENT RIGHTS and their employers against any and all claims, suits, losses, damages, costs, fees, and expenses resulting from or arising out of exercise of this license or any sublicense. This indemnification will include, but not be limited to, any product liability.

19.2

HHMI, and its trustees, officers, employees, and agents (collectively, “HHMI Indemnitees”), will be indemnified, defended by counsel acceptable to HHMI, and held harmless by LICENSEE from and against any claim, liability, cost, expense, damage, deficiency, loss, or obligation, of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) (collectively, “HHMI Claims”), based upon, arising out of, or otherwise relating to this AGREEMENT or any SUBLICENSE, including without limitation any cause of action relating to product liability. The previous sentence will not apply to any HHMI Claim that is determined with finality by a court of competent jurisdiction to result solely from the gross negligence or willful misconduct of an HHMI Indemnitee. Notwithstanding any other provision of this AGREEMENT, LICENSEE’S obligation to defend, indemnify and hold harmless the HHMI Indemnitees under this paragraph will not be subject to any limitation or exclusion of liability or damages or otherwise limited in any way.

19.3	LICENSEE, at its sole cost and expense, will insure its activities in connection with any work performed hereunder and will obtain, keep in force, and maintain the following insurance:

(a)

Prior to first use in humans and prior to sale of LICENSED PRODUCTS or LICENSED SERVICES or LICENSED METHODS, Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

[*]

[*]

[*]

(b)	[*]

[*]

[*]

[*]

[*]

If the above insurance is written on a claims-made form, it shall continue for [*] following termination or expiration of this AGREEMENT. The insurance shall have a retroactive date of placement prior to or coinciding with the Effective Date of this AGREEMENT; and

(c)	Worker’s Compensation as legally required in the jurisdiction in which LICENSEE is doing business.

19.4

The coverage and limits referred to in Subparagraphs 19.3a - 19.3c above will not in any way limit the liability of LICENSEE under this Article. Upon the execution of this AGREEMENT, LICENSEE will furnish REGENTS with certificates of insurance evidencing compliance with all requirements. Such certificates will:

(a)

provide for [*] for non-payment of premium) advance written notice to REGENTS of any cancellation of insurance coverages; LICENSEE will promptly notify REGENTS of any material modification of the insurance coverages;

(b)	indicate that REGENTS and HHMI has been endorsed as an additional insured under the coverage described above in Subparagraph 19.3; and

(c)

include a provision that the coverage will be primary and will not participate with, nor will be excess over, any valid and collectable insurance or program of self-insurance maintained by REGENTS or HHMI.

19.5

REGENTS will promptly notify LICENSEE in writing of any claim or suit brought against REGENTS for which REGENTS intends to invoke the provisions of this Article 19. LICENSEE will keep REGENTS informed of its defense of any claims pursuant to this Article 19.

20.	COMPLIANCE WITH LAWS

20.1

LICENSEE will comply with all applicable international, national, state, regional, and local laws and regulations in performing its obligations hereunder and in its use, manufacture, SALE or import of the LICENSED PRODUCTS, LICENSED SERVICES, or practice of the LICENSED METHOD. LICENSEE understands that REGENTS is subject to United States laws and regulations (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979), controlling the export of technical data, computer software, laboratory prototypes and other commodities, and REGENTS’ obligations under this AGREEMENT are contingent on compliance with such laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE will not export such technical data and/or commodities to certain foreign countries without prior approval of such agency. REGENTS neither represents that a license will not be required nor that, if required, it will be issued.

21.	GOVERNMENT APPROVAL OR REGISTRATION

21.1

If this AGREEMENT or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, LICENSEE will assume all legal obligations to do so. LICENSEE will notify REGENTS if it becomes aware that this AGREEMENT is subject to a United States or foreign government reporting or approval requirement. LICENSEE will make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

22.	ASSIGNMENT

22.1

This AGREEMENT is binding upon and shall inure to the benefit of REGENTS, its successors and assigns. This AGREEMENT will be personal to LICENSEE and assignable by LICENSEE only with the written consent of REGENTS, except that LICENSEE may freely assign this AGREEMENT to its AFFILIATE or an acquirer of all or substantially all of LICENSEE’s stock, assets or business to which this AGREEMENT relates. If LICENSEE assigns this AGREEMENT to a non-AFFILIATE third party, then upon execution of the assignment, LICENSEE will (i) provide REGENTS with updated contact information for the assignee, and (ii) pay REGENTS [*] of the execution of the assignment (the “Assignment Fee”). The Assignment Fee shall be waived if the REGENTS’ equity in LICENSEE, provided under Paragraph 5.1(b), has been sold for more than [*]. If the amount of REGENTS’ equity in LICENSEE, provided under Paragraph 5.1(b), has been sold for less than [*], the Assignment Fee shall be reduced by the amount received in connection with the sale of REGENTS’ equity.

23.	NOTICES

23.1

All notices under this AGREEMENT will be deemed to have been fully given and effective when done in writing and delivered in person, or mailed by registered or certified U.S. mail, or deposited with a carrier service requiring signature by recipient, and addressed as follows:

To REGENTS:	Office of Technology Licensing
2150 Shattuck Avenue, Suite 510
Berkeley, CA 94704-1366
Attn.: Director [*]

Remittance address for royalties and fee payment, as well as legal reimbursements associated with this license AGREEMENT are to be sent to:

University of California

Knowledge Transfer Office

Attn: Accounts Receivable

1111 Franklin Street, 5th Floor

Oakland, CA 94607

For Electronic Funds Transfer:

Bank Information:

[*]

ACH:

[*]

Please reference the UC Berkeley case number and AGREEMENT control number with your payment.

To LICENSEE:	SCRIBE THERAPEUTICS, INC.
1150 Marina Village Parkway
Alameda, CA 94501

Either party may change its address upon written notice to the other party.

24.	LATE PAYMENTS

24.1

If monies owed to REGENTS under this AGREEMENT are not received by REGENTS when due, LICENSEE will pay to REGENTS interest charges at a rate of ten percent (10%) per annum. Such interest will be calculated from the date payment was due until actually received by REGENTS. Such accrual of interest will be in addition to, and not in lieu of, enforcement of any other rights of REGENTS related to such late payment. Acceptance of any late payment will not constitute a waiver under Article 25 (Waiver) of this AGREEMENT.

25.	WAIVER

25.1

The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this AGREEMENT will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party. None of the terms and conditions of this AGREEMENT can be waived except by the written consent of the party waiving compliance.

26.	CONFIDENTIALITY

26.1

Each party will hold the other party’s proprietary business and technical information, patent prosecution material and other proprietary information, including the negotiated terms of this AGREEMENT, in confidence and against disclosure to third parties with at least the same degree of care as it exercises to protect its own data and license AGREEMENTs of a similar nature. This obligation will expire [*] after the termination or expiration of this AGREEMENT.

26.2	Nothing contained herein will in any way restrict or impair the right of LICENSEE or REGENTS to use, disclose, or otherwise deal with any information or data which:

(a)at

the time of disclosure to a receiving party is generally available to the public or thereafter becomes generally available to the public by publication or otherwise through no act of the receiving party;

(b)the	receiving party can show by written record was in its possession prior to the time of disclosure to it hereunder and was not acquired directly or indirectly from the disclosing party;

(c)is	independently made available to the receiving party without restrictions as a matter of right by a third party; or

(d)is	subject to disclosure under the California Public Records Act or other requirements of law.

26.3

REGENTS will be free to release to the inventors and senior administrators and individual Regents of the REGENTS and to employees of HHMI and individual trustees of HHMI, the terms and conditions of this AGREEMENT upon their request. Further, REGENTS may disclose information pertaining to royalty payments of the LICENSEE to HHMI employees and trustees on a need-to-know basis. If such release is made, REGENTS will inform such employees of the confidentiality obligations set forth above and will request that they do not disclose such terms and conditions to others. Should a third party inquire whether a license to REGENTS’ PATENT RIGHTS is available, REGENTS may disclose the existence of this AGREEMENT and the extent of the grant in Articles 3 and 4 to such third party, but will not disclose the name of LICENSEE unless LICENSEE has already made such disclosure publicly, except where REGENTS is required to release information under either the California Public Records Act or other applicable law, provided REGENTS gives prior written notice to LICENSEE of such disclosure. In addition, LICENSEE may disclose the terms of this AGREEMENT and any related confidential information of the REGENTS on a confidential basis to (i) its legal or financial advisors, (ii) existing investors, lenders, underwriters and collaborators, and (iii) potential sublicensees, investors, lenders, underwriters, collaborators or successors in interest in connection with due diligence activities.

26.4

LICENSEE and REGENTS agree to destroy or return to the disclosing party proprietary information received from the other in its possession [*] following the effective date of termination of this AGREEMENT. However, each party may retain one copy of proprietary information of the other solely for archival purposes in non-working files for the sole purpose of verifying the ownership of the proprietary information, provided such proprietary information will be subject to the confidentiality provisions set forth in the Article 26. LICENSEE and REGENTS agree to provide each other, [*] following termination of this AGREEMENT, with a written notice that proprietary information has been returned or destroyed.

27.	FORCE MAJEURE

27.1

Except for LICENSEE’s obligation to make any payments to REGENTS hereunder, the parties to this AGREEMENT shall be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any catastrophes or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, other natural disasters and/or pandemic. When such events have abated, the parties’ respective obligations hereunder will resume.

28.	SEVERABILITY

28.1

The provisions of this AGREEMENT are severable, and in the event that any provision of this AGREEMENT will be determined to be invalid or unenforceable under any controlling body of law, such invalidity or enforceability will not in any way affect the validity or enforceability of the remaining provisions hereof.

29.	APPLICABLE LAW; VENUE; ATTORNEYS’ FEES

29.1

THIS AGREEMENT WILL BE CONSTRUED, INTERPRETED, AND APPLIED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, excluding any choice of law rules that would direct the application of the laws of another jurisdiction, but the scope and validity of any patent or patent application under REGENTS’ PATENT RIGHTS will be determined by the applicable law of the country of such patent or patent application. Any legal action brought by the parties relating to this AGREEMENT will be conducted in San Francisco, California. The prevailing party in any legal action under this AGREEMENT will be entitled to recover its reasonable attorneys’ fees in addition to its costs and necessary disbursements.

30.	SCOPE OF AGREEMENT

30.1

This AGREEMENT incorporates the entire AGREEMENT between the parties with respect to the subject matter hereof, and hereby replaces in its entirety that certain EXCLUSIVE LICENSE AGREEMENT entered into between the parties on September 25, 2018. This AGREEMENT may be altered or modified only by written amendment duly executed by the parties hereto.

31.	HHMI THIRD PARTY BENEFICIARY STATUS

31.1

HHMI is not a party to this AGREEMENT and has no liability to LICENSEE, any SUBLICENSEE, or user of anything covered by this AGREEMENT, but HHMI is an intended third-party beneficiary of this AGREEMENT and certain of its provisions are for the benefit of HHMI and are enforceable by HHMI in its own name.

32.	ELECTRONIC COPY

32.1

The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT in duplicate originals by their duly authorized officers or representatives.

REGENTS OF THE UNIVERSITY OF CALIFORNIA		SCRIBE THERAPEUTICS, INC.

By	/s/ Terri Sale	By	/s/ Benjamin Oakes

Title	Associate Director, OTL	Title	President & CEO

Date	9/23/2020	Date	9/24/2020

APPENDIX A

[Intentionally omitted]

APPENDIX B

[Intentionally omitted]

AMENDMENT NO. 1 TO AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT

This AMENDMENT NO.1 to the Amended and Restated Exclusive License Agreement (“AMENDMENT No. 1”) is entered into as of September 20, 2022, by and between REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation, whose legal address is 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through its Office of Technology Licensing, at the University of California, Berkeley, 2150 Shattuck Avenue, Suite 510, Berkeley, CA 94704-1366 (“REGENTS”) and Scribe Therapeutics Inc., a Delaware corporation having a place of business at 1150 Marina Village Parkway, Alameda, CA 94501 (“LICENSEE”).

RECITALS

WHEREAS, REGENTS and LICENSEE entered into that certain AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT FOR “RNA-GUIDED NUCLEIC ACID MODIFYING ENZVMES AND METHODS OF USE THEREOF (“CASX”)” AND “RNA-GUIDED NUCLEIC ACID MODIFYING ENZVMES AND METHODS OF USE THEREOF (“CASY”) on September 23, 2020 (“AGREEMENT”).

WHEREAS, REGENTS and LICENSEE desire to amend the AGREEMENT as set forth below.

NOW THEREFORE, in accordance with the terms and conditions set forth below, the parties agree as follows:

1.	SECTION 2 of the AGREEMENT shall be amended to add the following definitions:

2.25 “LICENSED EX VIVO CELL-BASED THERAPY FIELD” means any cell-based therapy within the EXCLUSIVE LICENSED FIELD OF USE that (a) is a LICENSED PRODUCT, LICENSED SERVICE or LICENSED METHOD, and (b) involves the [*].

2.26 “LICENSED IN VIVO GENE EDITING THERAPY FIELD” means any gene-editing therapy within the EXCLUSIVE LICENSED FIELD OF USE that (a) is a LICENSED PRODUCT, LICENSED SERVICE or LICENSED METHOD, and (b) involves the [*].

2.	SECTION 6.1(c) of the AGREEMENT shall be deleted and replaced with the following:

“6.1(c) [*] of the NET SALES of LICENSED PRODUCTS, LICENSED SERVICES and LICENSED METHODS sold by a SUBLICENSEE or its AFFILIATES in the LICENSED EX VIVO CELL-BASED THERAPY FIELD (with no further deductions on such SUBLICENSEE’s or its AFFILIATE’s NET SALES) and [*] of the NET SALES of LICENSED PRODUCTS, LICENSED SERVICES and LICENSED METHODS sold by a SUBLICENSEE or its AFFILIATES in the LICENSED IN VIVO GENE EDITING THERAPY FIELD and any other field within the EXCLUSIVE LICENSED FIELD OF USE other than the LICENSED EX VIVO CELL-BASED THERAPY FIELD. In the event a LICENSED PRODUCT, LICENSED SERVICE or LICENSED METHOD is in both the LICENSED EX VIVO CELL-BASED THERAPY FIELD and some other field within the EXCLUSIVE LICENSED FIELD OFUSE (e.g., the LICENSED IN VNO GENE EDITING THERAPY FIELD), the royalty rate shall be [*] of the NET SALES of such LICENSED PRODUCT, LICENSED SERVICE and/or LICENSED METHOD sold by a SUBLICENSEE or its AFFILIATES [*].”

3.	SECTION 6.1 of the AGREEMENT shall be amended to add the following section 6.1(d):

“6.1(d) No royalties will be payable for SALES: 1) for free or at cost (with no other consideration provided to in exchange for such SALES) solely for HUMANITARIAN PURPOSES; or 2) of LICENSED PRODUCTS as samples to prospective customers for free or at cost in order to provide an incentive to such customers for a period of [*] from the date a LICENSED PRODUCT is first offered for sale in the EXCLUSIVE LICENSED FIELD OF USE or the NON-EXCLUSIVE LICENSED FIELD OF USE.”

4.

AMENDMENT FEE. In consideration for the amendments to the AGREEMENT set forth in Section 1 of this AMENDMENT NO.1, LICENSEE shall pay REGENTS a one-time fee equal to [*] within [*] following the execution of this AMENDMENT NO.1.

5.	NO OTHER CHANGES. Unless expressly modified by the terms of this AMENDMENT NO.1, the terms of the AGREEMENT shall continue to apply and remain in full force and effect.

6.	CAPITALIZED TERMS. Capitalized terms not expressly defined herein shall have the meanings ascribed to them in the AGREEMENT.

7.	ENTIRE AGREEMENT. This AMENDMENT NO.1 incorporates the entire agreement between the parties with respect to the subject matter hereof.

8.

ELECTRONIC COPY. The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

2

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT N0.1 in duplicate originals by their duly authorized officers or representatives, with effect as of the Effective Date of the AGREEMENT.

REGENTS OF THE
UNIVERSITY OF CALIFORNIA		SCRIBE THERAPEUTICS, INC.

By:	/s/ Terri Sale	By:	/s/ Benjamin L. Oakes
Title: Associate Director-OTL		Title: President & CEO

Date: September 20, 2022		Date: 9/20/2022

3

CONFIDENTIAL

AMENDMENT NO. 2 TO AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT

This AMENDMENT NO. 2 to the Amended and Restated Exclusive License Agreement (“AMENDMENT NO. 2”) is entered into as of November 22, 2024 (“AMENDMENT NO. 2 EFFECTIVE DATE”), by and between REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation, whose legal address is 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through its Office of Technology Licensing, at the University of California, Berkeley, 2150 Shattuck Avenue, Suite 408, Berkeley, CA 94704-1362 (“REGENTS”) and Scribe Therapeutics Inc., a Delaware corporation having a place of business at 1150 Marina Village Parkway, Alameda, CA 94501 (“LICENSEE”).

RECITALS

WHEREAS, REGENTS and LICENSEE entered into that certain AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT FOR “RNA-GUIDED NUCLEIC ACID MODIFYING ENZYMES AND METHODS OF USE THEREOF (“CASX”)” AND “RNA-GUIDED NUCLEIC ACID MODIFYING ENZYMES AND METHODS OF USE THEREOF (“CASY”) on September 23, 2020, as amended in AMENDMENT NO.1 dated September 20, 2022 (“AGREEMENT”).

WHEREAS, REGENTS and LICENSEE desire to amend the AGREEMENT as set forth below.

NOW THEREFORE, in accordance with the terms and conditions set forth below, the parties agree as follows:

1. Paragraph 4.2 shall be deleted in its entirety and replaced with the following:

“4.2 For any SUBLICENSE, LICENSEE will pay to REGENTS, within [*] in which SUBLICENSE INCOME is received by LICENSEE:

(a) [*] of such SUBLICENSE INCOME received with respect to a SUBLICENSE executed [*] (as described in Paragraph 7.2);

(b) [*] of such SUBLICENSE INCOME received with respect to a SUBLICENSE executed [*] (as described in Paragraph 7.2); and

(c) [*] of such SUBLICENSE INCOME received with respect to a SUBLICENSE executed [*] (as described in Paragraph 7.2);

(d) Notwithstanding (a)-(c) above, [*] of such SUBLICENSE INCOME received during the period commencing on [*] with respect to any SUBLICENSE, which period may be extended [*] upon mutual written consent of the parties.

For the avoidance of doubt, in the event (1) a SUBLICENSE transfers rights under this AGREEMENT; and (2) the same such SUBLICENSE also transfers rights owned by LICENSEE or granted to LICENSEE by a third party, LICENSEE shall pay to REGENTS the above percentages of all SUBLICENSE INCOME received by LICENSEE under such SUBLICENSE without deduction from or apportionment of any part of such SUBLICENSE INCOME.”

2. Paragraph 6.12. In partial consideration for the amendments set forth in Article 1 of this AMENDMENT NO. 2 above, Paragraph 6.12 of the AGREEMENT is deleted and hereby replaced in its entirety with the following:

“6.12 LICENSEE shall pay the following milestone payments set forth in this Paragraph with respect to the LICENSED PRODUCT(S) to achieve each milestone event, regardless of whether such milestone event is achieved by LICENSEE, an AFFILIATE of LICENSEE or by a SUBLICENSEE:

Milestone event	Milestone payment
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

“

3. NO OTHER CHANGES. Unless expressly modified by the terms of this AMENDMENT NO. 2, the terms of the AGREEMENT shall continue to apply and remain in full force and effect.

4. CAPITALIZED TERMS. Capitalized terms not expressly defined herein shall have the meanings ascribed to them in the AGREEMENT.

5. ENTIRE AGREEMENT. This AMENDMENT NO. 2 incorporates the entire agreement between the parties with respect to the subject matter hereof.

6. ELECTRONIC COPY. The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 2 by their duly authorized officers or representatives, with effect as of AMENDMENT NO. 2 EFFECTIVE DATE.

REGENTS OF THE UNIVERSITY OF CALIFORNIA		SCRIBE THERAPEUTICS, INC.

By	Terri Sale	By	Benjamin L. Oakes

Title	Associate Director – OTL	Title	President &CEO

Date	11/22/2024	Date	11/22/2024

	/s/ Terri Sale		/s/ Benjamin Oakes